Exhibit 99.1

7550 Wisconsin Avenue, 10th Floor, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES PROVIDES UPDATED 2015 OUTLOOK &
ANNOUNCES FOURTH QUARTER EARNINGS CALL TO BE HELD ON FEBRUARY 19, 2016

BETHESDA, MD, January 13, 2016 -- LaSalle Hotel Properties (NYSE: LHO) today announced preliminary room revenue per available room (“RevPAR”) results for the quarter and year ended December 31, 2015 and updated its outlook for adjusted EBITDA. The Company’s updated outlook for 2015 follows:

Q4	Previous Q4 2015 Outlook as of 10/22/15	Current Q4 2015 Outlook as of 1/13/16 (1)
($'s in millions)
RevPAR	1% - 3%	Approx. Flat

Adjusted EBITDA	$90.5 - $93.0	$89.0 - $90.0

Full Year	Previous FY 2015 Outlook as of 10/22/15	Current FY 2015 Outlook as of 1/13/16 (1)
($'s in millions)
RevPAR	1.7% - 2.2%	Approx. 1.4%

Adjusted EBITDA	$387.5 - $390.0	$386.0 - $387.0

(1)
In the Company's third quarter earnings press release issued on 10/22/15, the Company estimated the financial impact from union-led disruption at the Park Central New York and WestHouse (collectively "PCNY/WH") to be 150 basis points of RevPAR growth and $3.0 million of adjusted EBITDA for the fourth quarter 2015, which was contained entirely to October 2015. The Company now estimates the union impact at PCNY/WH in the fourth quarter 2015 will be 110 basis points of RevPAR growth and $2.0 million of adjusted EBITDA. Including the previously reported impact to the third quarter 2015, the Company now estimates the union impact at PCNY/WH for the full year 2015 will be 120 basis points of RevPAR growth and $9.2 million of adjusted EBITDA.

RevPAR is estimated to be below the Company’s outlook provided on October 22, 2015, due to weaker than anticipated hotel operating performance during the fourth quarter. The softening of operating fundamentals that the Company discussed on its second and third quarter earnings conference calls has continued. Based on preliminary results from Smith Travel Research for December, the Company expects that the fourth quarter will represent the fifth consecutive quarter of decelerating RevPAR for the hotel industry in the United States.

The slowing RevPAR trend has created a lack of visibility in the current environment. As a result, the Company does not intend to provide a forward-looking outlook for 2016.

Earnings Call

The Company today also announced it will report financial results for the fourth quarter 2015 on Thursday, February 18, 2016 after the market closes. The Company will conduct its quarterly conference call on Friday, February 19, 2016 at 10:00 AM eastern time.

To participate in the conference call, please follow the steps listed below:

1.	On February 19, 2016, dial (800) 474-8920 approximately ten minutes before the call begins (9:50 AM eastern time);

2.	Tell the operator that you are calling for LaSalle Hotel Properties’ Fourth Quarter 2015 Earnings Conference Call;

3.	State your full name and company affiliation and you will be connected to the call.

A live webcast of the earnings conference call will also be available through the Company’s website. To access, log on to www.lasallehotels.com ten minutes prior to the call. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 47 hotels and a mezzanine loan secured by two hotels in Santa Monica, California. The properties are upscale, full-service hotels, totaling more than 12,000 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Commune Hotels and Resorts, Davidson Hotel Company, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about operating fundamentals and the Company’s outlook for RevPAR and adjusted EBITDA. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Additional Contacts:
Bruce A. Riggins or Max D. Leinweber - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com.